1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

EXHIBIT 10.18(c)
FROM:    Citibank Europe plc (the “Bank”)

TO:
Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd. and RenaissanceRe Specialty Risks Ltd. (formerly Glencoe Insurance Ltd.) (the “Original Companies”) and RenaissanceRe Specialty U.S. Ltd. , Renaissance Reinsurance of Europe, Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc. (the “Additional Companies” and, together with the Original Companies, the “Companies”)

DATE:    31 March, 2015

Ladies and Gentlemen,
The Facility Letter dated 17 September 2010 between (1) the Bank and (2) the Companies regarding a committed letter of credit issuance facility in a maximum aggregate amount of USD 300,000,000, as amended by Letter Amendment dated 14 July 2011, 1 October 2013 and 23 December 2014 and as may be further amended, varied, supplemented, novated or assigned from time to time (the “Facility Letter”).

1.
We refer to the Facility Letter. Capitalised terms used in this letter shall have the meanings given to them in the Facility Letter (including where defined in the Facility Letter by reference to another document).

2.	The following amendments shall take effect on and from the date that the Bank receives this letter duly executed by the Companies (“Effective Date”).

3.	The Bank and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:
Clause 2.1 of the Facility Letter shall be amended and restated in its entirety as follows:
“The Facility shall be in a maximum aggregate amount of USD 300,000,000 (or the equivalent in the applicable currency) (the “Facility Limit”). The maximum aggregate amount of letters of credit that may be issued on behalf of any one Company shall be equal to the Facility Limit; provided however, that in no event shall (i) the aggregate amount of letters of credit issued on behalf of RenaissanceRe Specialty U.S. Ltd. exceed USD 50,000,000 (or the equivalent in the applicable currency); (ii) the aggregate amount of letters of credit issued on behalf of Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc. collectively exceed USD 25,000,000 (or the equivalent in the applicable currency) and (iii) the maximum aggregate amount of letters of credit that may be issued on behalf of all Companies collectively exceed the Facility Limit.”

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Deepak Jain (U.K.), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),
Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic) Francesco Vanni d’Archirafi (Italy), Tony Woods

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland

4.
Except as expressly amended by this letter, the Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Facility letter, the terms of this letter shall prevail.

5.
The provisions contained in clause 6, Interest, and clause 7, Fees, in the Facility Letter shall apply in relation to the amendments agreed pursuant to the terms of this letter. Each party to this letter shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this letter.

6.
On the date of this letter and on the Effective Date, each Original Company, as to itself, hereby confirms to the Bank that the representations and warranties set forth in clause 8 of the Facility Letter are true.

7.
With effect from the Effective Date of this letter, the terms and conditions of the Facility Letter shall be read and construed by reference to this letter and all references to the Facility Letter shall be deemed to incorporate the relevant amendments contained within this letter.

8.
This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law and the provisions of Clause 16 (Governing Law) of the Facility Letter shall be incorporated, with any necessary changes, as if set out in full in this letter. No person shall have any right to enforce any provision of this letter under the Contracts (Rights of Third Parties) Act 1999.

9.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

[signature page follows]

For and of behalf of
Citibank Europe plc

/s/ Niall Tuckey
Name: Niall Tuckey
Title: Director

[Signature Page to Amendment to Facility Letter]

We agree to the terms set out in this letter.

For and of behalf of
Renaissance Reinsurance Ltd.

/s/ Todd R. Fonner
Name: Todd R. Fonner
Title:     Senior Vice President, Chief
Investment Officer and Treasurer

For and of behalf of
DaVinci Reinsurance Ltd.

/s/ Todd R. Fonner
Name: Todd R. Fonner
Title:     Senior Vice President, Chief
Investment Officer and Treasurer

For and of behalf of
RenaissanceRe Specialty Risks Ltd.

/s/ Todd R. Fonner
Name: Todd R. Fonner
Title:     Senior Vice President, Chief
Investment Officer and Treasurer

For and of behalf of
RenaissanceRe Specialty U.S. Ltd.

/s/ Todd R. Fonner
Name: Todd R. Fonner
Title:     Senior Vice President, Chief
Investment Officer and Treasurer

For and of behalf of
Renaissance Reinsurance of Europe

/s/ Sean G. Brosnan
Name: Sean G. Brosnan
Title:     Managing Director

[Signature Page to Amendment to Facility Letter]

For and of behalf of
Platinum Underwriters Bermuda, Ltd.

/s/ Todd R. Fonner
Name: Todd R. Fonner
Title:     Senior Vice President, Chief
Financial Officer and Assistant Treasurer

For and of behalf of
Platinum Underwriters Reinsurance, Inc.

/s/ Gareth S. Bahlmann
Name: Gareth S. Bahlmann
Title:     Assistant Secretary

[Signature Page to Amendment to Facility Letter]